EXHIBIT 10.321

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                           Date 1 February 2000

                            RBF EXPLORATION CO.
                                 as Seller

                                  - and -

                          BTM CAPITAL CORPORATION
                               as Purchaser


                   EQUIPMENT SALE AND FUNDING AGREEMENT


                               in respect of
Hyundai Hull No. HRBS6 (also described as RBS8M and tbn "Deepwater Nautilus")
                   and certain equipment to be purchased
                     and supplied for its construction
                         and use as a drilling rig


                        WATSON, FARLEY & WILLIAMS
                                  London

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                                   INDEX

Clause                                                   Page

1    DEFINITIONS AND INTERPRETATION                          1
2    REPRESENTATIONS AND WARRANTIES                          5
3    SALE OF THE EQUIPMENT                                   6
4    EQUIPMENT PURCHASE PRICE                                7
5    HULL LOAN                                               8
6    COMMON PROVISIONS                                      10
7    INTEREST                                               10
8    COMPENSATION AND WARRANTY RIGHTS                       11
9    SALES AGENCY                                           11
10   PUT OPTION                                             12
11   PAYMENTS                                               13
12   MISCELLANEOUS                                          13
13   NOTICES                                                14
14   GOVERNING LAW AND JURISDICTION                         14


THIS AGREEMENT is made on 1 February 2000

BETWEEN:

(1) RBF EXPLORATION CO. of 901 Threadneedle, Suite 200, Houston, Texas 770079, USA (the "Seller") and

(2) BTM CAPITAL CORPORATION of 125 Summer Street, Boston, Massachusetts 02110, USA (the "Purchaser")

BACKGROUND:

(A) By the Construction Contract the Builders agreed to design, build, launch, complete and deliver to the Seller, and the Seller agreed to purchase from the Builders, take delivery of and pay for, the Vessel.

(B) By the Construction Novation Agreement the Purchaser has agreed to assume and discharge with effect from the Effective Time all the rights, obligations and liabilities of the Seller under the
     Construction Contract and be substituted as "OWNER" under the Construction Contract.

(C) Pursuant to Article XVI (OWNER'S Supplies) of the Construction Contract the Seller has supplied and delivered to the Builders the
     Equipment (being the "OWNER'S Supplies" referred to in the Construction Contract), title to which remains at all times with the "OWNER" as prescribed by the Construction Contract.

(D)  This Agreement sets out the terms upon which the Seller agrees:

     (i) to transfer title and risk to and in the Equipment to the Purchaser;

     (ii) to lend money to finance the Purchaser's acquisition of the Vessel under the Construction Contract; and

     (iii) to provide credit to the Purchaser to assist it in its purchase of the Equipment.

IT IS AGREED as follows:

1    DEFINITIONS AND INTERPRETATION

1.1 Definitions. In this Agreement unless the context otherwise requires the following words and expressions shall have the following meanings:

     "Amendment to Note Purchase Agreement" has the meaning given in the Supplemental Indenture;

     "Builders Refund Date" means, following the rescission or deemed rescission of the Construction Contract pursuant to Article X (Rescission by Owner), Article XI (Owner's Default) or paragraph 2(b) of Article XVII (Insurance) of the Construction Contract, the date upon which the Purchaser (or the Indenture Trustee) first receives any amount payable by the Builders or the Refund Guarantor in accordance with those provisions (or, as the case may be, after an arbitral award);

     "Construction Contract" means the construction and sale contract dated 14 November 1997 and made between (i) the Seller (in its former name RB Exploration Co.) and (ii) the Builders in respect of the Vessel, as amended, supplemented or modified to date and, from the Effective Time (or as the context may require), as novated, transferred and assumed and amended by the Construction Novation Agreement and as from time to time further amended, supplemented or modified;

     "Construction Novation Agreement" means an agreement dated the same date as this Agreement and made between the Builders, the Seller and the Purchaser for the transfer to the Purchaser of all the Seller's rights, obligations and liabilities under the Construction Contract;

     "Construction Supervisor" means RBF Exploration II Inc., a Nevada corporation;

     "Construction Supervisory Agreement" means an agreement dated the same date as this Agreement and made or to be made between (1) the Purchaser, as owner, (2) the Seller and (3) the Construction Supervisor, whereby the Construction Supervisor is appointed as agent to supervise the design and construction of the Vessel in accordance with the Construction Contract, the acquisition and assembly of the Equipment to be used thereon, and the delivery of the Vessel to SDDI in accordance with the SDDI Contract;

     "Contract Price"  has the meaning given in the Construction Contract;

     "Default  Interest" means default interest as referred  to  in  Clause
     7.3;

     "Delay Compensation Rights" means all rights in relation to those certain periodic payments in the amount of $150,000 per day which may become payable to the Purchaser by the Construction Supervisor in accordance with Section 4.1, 4.2 and/or 6.1 of the Construction Supervisory Agreement;

     "Delivery" means the delivery of the Vessel by the Builders under the Construction Contract;

     "Effective Time" means the date and time specified as such in the Effective Time Notice;

     "Effective Time Notice" means the notice to be signed and exchanged between the Seller, the Purchaser and the Builders in accordance with clause 3.4 of the Construction Novation Agreement in the form set out in schedule A to that agreement;

     "Encumbrance" means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement or security interest or other encumbrance of any kind securing any obligation of any person or any type of preferential arrangement (including without limitation title transfer and/or retention arrangements having a similar effect);

     "Equipment"   means all Owner's Supplies, supplied or to  be  supplied
     and delivered to the Builders pursuant to Article XVI of the Construction Contract;

     "Equipment Purchase Price"  has the meaning given in Clause 3.1;

     "Excepted Liens" has the meaning given in the Trust Indenture;

     "Financiers"   means the Indenture Trustee and any other approved
     person providing finance or credit support for the Seller in connection with the construction and acquisition of the Vessel;

     "Financiers' and Surety Consent" means all consents to this Agreement required to be obtained by the Seller under or in connection with the Trust Indenture (and related security arrangements) including, without limitation, the consent of the Surety and the consent given under
     Article 2 of the Supplemental Indenture;

     "Further Novation Date" means, if applicable, the date of further novation of the Construction Contract and transfer of the Equipment to the Replacement Purchaser in accordance with clause 8 of the Construction Novation Agreement;

     "Hull Loan" has the meaning given in Clause 5.1;

     "Insurances" means the insurances effected or to be effected by the Builders in accordance with Article XVII of the Construction Contract;

     "Mortgagee Sale Date" means, if applicable, the date of completion of any foreclosure sale of the Vessel by the Indenture Trustee as mortgagee of the Vessel;

     "Note Purchase Agreements" and "Notes" have the meanings given in the Trust Indenture;

     "On-Sale Date" means, if applicable, in relation to a sale of the Vessel contemplated by Clause 9, the date upon which the proceeds of sale (or, in the case of a sale on hire purchase terms, the proceeds of the first instalment of hire) are paid by the new purchaser of the Vessel;

     "OWNER" has the meaning given in the Construction Contract;

     "Payment Date"  has the meaning given in Clause 4.2;

     "Put Date" means, if applicable, the date specified in the Put Option Notice for transfer of title to the Vessel pursuant to Clause 10.4;

     "Put Option Notice" means a notice in the form of the Schedule;

     "Refund Guarantor" has the meaning given in the Construction Novation Agreement;

     "Replacement Purchaser" has the meaning given in the Construction Novation Agreement;

     "SDDI" means Shell Deepwater Development Inc., a Delaware corporation;

     "SDDI Contract" means the offshore daywork drilling contract dated 12 August 1998 and made between the Seller and SDDI, as amended, supplemented or otherwise modified from time to time with the consent of the Construction Supervisor, the Indenture Trustee and the Surety;

     "Supervisor"   means such person as the "OWNER" has appointed  or  may
     from time to time appoint as Supervisor for the purposes of the Construction Contract;

     "Total Loss Proceeds Date" means, if applicable, following the total loss or compulsory acquisition of the Vessel, the date upon which the Indenture Trustee (or the Purchaser) receives all or part of the insurance proceeds or requisition compensation relating to such loss or acquisition;

     "Transaction Documents" means the Construction Novation Agreement, the Construction Supervisory Agreement, this Agreement, the Note Purchase Agreements, the Amendment to Note Purchase Agreement, the Trust Indenture, the Supplemental Indenture and all documents executed or to be executed pursuant to or in connection with those agreements;

     "Vessel" means the semi submersible drilling unit more particularly described in the Construction Contract and identified as Hyundai Hull No. HRBS6 (and also described by the Seller as RBS8M and tbn "Deepwater Nautilus"); and

     "Warranty Rights" means:

     (a) all rights, including (without limitation) the benefit of article IX (Warranty of Quality) of the Construction Contract, which may from time to time exist against the Builders in respect of the condition, design or construction of any part of the Vessel; and

     (b) the benefit of all vendor or supplier warranties relating to the Equipment.

1.2 CSA definitions. In addition to the definitions set out in Clause 1.1, in this Agreement unless the context otherwise requires the following words and expressions shall have the meanings given in the Construction Supervisory Agreement:

     "Builders"

     "Indenture Trustee"

     "Note Holder(s)"

     "Owner Lien(s)"

     "Owner's Supplies"

     "SDDI"

     "SDDI Contract"

     "Supplemental Indenture"

     "Surety"

     "Termination Date"

     "Trust Indenture".

1.3 Clause references. References in this Agreement to Clauses and the Schedule are, unless otherwise specified, references to clauses of and the schedule to this Agreement.

1.4  References to "persons" and "successors".

(a) References to "person" or "persons" or to words importing persons include, without limitation, individuals, firms, corporations, government agencies, committees, departments, authorities and other bodies, incorporated or unincorporated, whether having distinct legal personality or not; and, unless otherwise specified, their respective successors.

(b) References to a "successor" include any person who is entitled (by assignment, novation, merger or otherwise) to any other person's rights under this Agreement (or any interest in those rights) or who, as administrator, liquidator or otherwise, is entitled to exercise those rights; and in particular references to a successor include a person to whom those rights (or any interest in those rights) are transferred or pass as a result of a merger, division, reconstruction or other reorganisation of it or any other person.

1.5 Clause headings. Clause and sub-clause headings are for ease of reference only and shall not affect the interpretation of this Agreement.

2    REPRESENTATIONS AND WARRANTIES

2.1 Seller's representations and warranties. The Seller represents and warrants to the Purchaser that the following statements are, at the date of this Agreement, true and accurate:

(a) the Seller is duly incorporated under the laws of Nevada and has full power and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement;

(b) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorised by all necessary corporate action on the part of the Seller and do not contravene any law, regulation or order binding on the Seller or any of its assets or its constitutional documents;

(c) subject to the Financiers' and Surety Consent, neither the execution, delivery and performance by the Seller of this Agreement, nor the consummation of any of the transactions by the Seller contemplated by this Agreement, require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any governmental authority or agency or any other person, except such as have been obtained and are in full force and effect (or which are only required to be obtained after the date of this Agreement in the ordinary course of the operation or employment of the Vessel);

(d) this Agreement constitutes legal, valid and binding obligations and liabilities of the Seller, except as enforceability may be limited by
     (i) applicable bankruptcy, insolvency, reorganisation, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law);

(e)  the Seller is the legal and beneficial owner of the Equipment;

(f) (subject to the Financiers' and Surety Consent) at the Effective Time the Equipment will be free from any Encumbrances whatsoever (save for Excepted Liens); and

(g) the Seller has supplied and delivered to the Builders, and the Builders have accepted, all of the Equipment in accordance with the provision of Article XVI (OWNER'S Supplies) of the Construction Contract and the Equipment satisfies the requirements of such provisions.

2.2 Purchaser's representations and warranties. The Purchaser represents and warrants to the Seller that the following statements are, at the date of this Agreement, true and accurate:

(a) the Purchaser is duly incorporated under the laws of Delaware and has full power and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement;

(b) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorised by all such corporate action on the part of the Purchaser as may be necessary under the internal laws of the State of Delaware and the State of New York and do not contravene any such applicable internal law, order or regulation binding on the Purchaser or any of its assets or its constitutional documents; and this Agreement has been so duly authorised, executed and delivered by the Purchaser; and

(c) neither the execution, delivery and performance by the Purchaser of this Agreement, nor the consummation of any of the transactions by the Purchaser contemplated by this Agreement, require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any governmental authority or agency or any other person, except such as have been obtained and are in full force and effect (or which are required in connection with the registered ownership or operation of the Vessel, in respect of which the Purchaser has duly executed such documents and instruments as the Seller has provided to it).

2.3 Survival and repetition. The representations and warranties given in this Clause 2 shall survive the execution of this Agreement and shall be deemed to be repeated at the Effective Time.

3    SALE OF THE EQUIPMENT

3.1 Sale of Equipment. The Seller and the Purchaser agree that at the Effective Time the Seller shall sell and the Purchaser shall buy all the Seller's right, title and interest in and to the Equipment for the fixed amount of US$147,000,000 (the "Equipment Purchase Price"), payable by the Purchaser in accordance with Clause 4.

3.2 Title and risk. At the Effective Time the title to the Equipment (and the benefit of all vendor or supplier warranties relating to the Equipment, to the extent that they are assignable) shall be transferred to and vest in the Purchaser, and as between the Seller and the Purchaser all risk in the Equipment shall pass to the Purchaser.

3.3  Disclaimer.   The Purchaser acknowledges and agrees that:

(a) (save as and to the extent expressly represented and warranted under Clause 2.1) the Seller has not made or given and shall not be deemed to have made or given any term, condition, representation, warranty or covenant, express or implied (whether statutory or otherwise), as to the suitability, capacity, age, state, value, quality, durability, condition, appearance, safety, design, construction, operation, performance, description, merchantability, fitness for use or purpose or any particular use or purpose or suitability of the Equipment or any part thereof, as to the absence of latent or other defects, whether or not discoverable, as to the absence of any infringement of any patent, trademark or copyright, or as to title to the Equipment or any part thereof or any other representation or warranty whatsoever, express or implied, with respect to the Equipment or any part thereof, all of which are hereby excluded; and

(b) (save as aforesaid) the Purchaser is buying the Equipment on an "as is, where is, and with all faults" basis and that the signing and delivery by the Purchaser of the Effective Time Notice in accordance with clause 3.4 of the Construction Novation Agreement shall be conclusive evidence as between the Seller and the Purchaser that the Equipment is complete, in good order and condition, of satisfactory quality, fit for any purpose for which it may be intended or required, suitable in all respects and in every way satisfactory.

3.4 Further assurances. The Seller agrees and undertakes to execute all such documents and do all such actions and things as may be reasonably required to give effect to the transfer of the Equipment to the Purchaser, and further (through the Construction Supervisor) to provide all such assistance as may be reasonably required to enable the Purchaser, as "OWNER", to perform its obligations under paragraphs 1(b) and 4 of Article XVI (OWNER'S Supplies) of the Construction Contract, in each case at the expense of the Seller.

4    EQUIPMENT PURCHASE PRICE

4.1  Credit   agreement.   The  Equipment  Purchase  Price   shall   remain
     outstanding until the Payment Date whereupon (subject to Clause 4.3 and 6) it shall become immediately due and payable.

4.2  Payment   Date.   The  "Payment Date" shall be  the  earliest  of  the
     following to occur:

(a)  the Further Novation Date;

(b)  the Builders Refund Date;

(c)  the Mortgagee Sale Date;

(d)  the Put Date;

(e)  the On-Sale Date; and

(f)  the Total Loss Proceeds Date.

4.3 Limited recourse to Purchaser. The Seller agrees hereby to limit its recourse against the Purchaser, in respect of the Purchaser's obligation and liability to pay the Equipment Purchase Price and accrued interest in respect thereof (except Default Interest) (for the purposes of this Clause 4, the "Purchaser's Liability"), in the manner and subject to the terms and conditions set out in this Clause 4.3 and Clauses 6 and 7. If the Payment Date is:

(a) the Further Novation Date, the Purchaser's Liability shall be fully satisfied and discharged by the vesting of title to and transfer of the Equipment in and to the Replacement Purchaser in accordance with the provisions of clause 8 of the Construction Novation Agreement;

(b) the Builders Refund Date, the Purchaser's Liability shall be paid out of, and recoverable by the Seller only from and to the extent of, all amounts received or recovered (whether before or after arbitral award) by the Purchaser (or by the Indenture Trustee) from the Builders by way of refund or application of insurance proceeds under:

     (i)  paragraph 2 of Article X (Rescission by Owner); or

     (ii) paragraph 4 of Article XVI (Owner's Supplies); or

     (iii)     paragraph 3(b) of Article XI (Owner's Default); or

     (iv) paragraph 2(b) of Article XVII (Insurance),

     of the Construction Contract;

(c) the Mortgagee Sale Date, the Purchaser's Liability shall be paid out of, and recoverable by the Seller only from and to the extent of, the proceeds of sale of the Vessel;

(d) the Put Date, the Purchaser's Liability shall be fully satisfied and discharged by the vesting of title to and transfer of the Vessel in and to the Seller in accordance with the provisions of Clause 10;

(e) the On-Sale Date, the Purchaser's Liability shall be paid out of, and recoverable by the Seller only from and to the extent of, the proceeds of sale of the Vessel;

(f) the Total Loss Proceeds Date, the Purchaser's Liability shall be paid out of, and recoverable by the Seller only from and to the extent of, the proceeds of the Insurances or requisition compensation payable to the Purchaser (or to the Indenture Trustee) in respect of the total loss or compulsory acquisition of the Vessel.

5    HULL LOAN

5.1 Credit agreement. The Seller agrees to provide to the Purchaser a credit facility in several advances ( each an "Advance" and together the "Hull Loan") to finance:

(a) the amount payable by the Purchaser to the Seller under clause 4.3 of the Construction Novation Agreement;

(b) the final instalment of the Contract Price (as defined in the Construction Contract) in the amount of US$198,000,000 (adjusted upwards or downward in accordance with Article III of the Construction Contract, if applicable) payable to the Builders on the date of Delivery of the Vessel pursuant to paragraphs 4(e) and 5(c) of Article II of the Construction Contract;

(c) all other amounts, if any, payable by the OWNER to the Builders under or in connection with the Construction Contract;

(d) all amounts payable by the Purchaser from time to time (as directed by the Construction Supervisor) in respect of the Vessel's insurances; and

(e) all amounts payable by the Purchaser from time to time to the Construction Supervisor pursuant to, and in respect of its services under or arising out of, the Construction Supervisory Agreement.

5.2  Application of Advances.  The Advances shall be made as follows:

     (a) the Advance in respect of the amount referred to in Clause 5.1(a) shall be deemed to be borrowed and applied as contemplated by the Construction Novation Agreement at the Effective Time;

     (b) the Advance or Advances in respect of the amounts referred to in paragraphs (b) and (c) of Clause 5.1 shall be made and applied (subject always to the relevant provisions of the Trust Indenture) by direct payment to the Builders as and when such amounts become due and payable under the Construction Contract;

     (c)  the  Advances in respect of the amounts referred to in paragraphs
          (d) and (e) of Clause 5.1 shall be made and applied (subject as aforesaid) by payment as the Construction Supervisor shall direct.

5.3 Authorisation of direct payments. The Purchaser hereby authorises the Seller to effect such direct payment, which payment shall be deemed, in each case, to constitute the borrowing by the Purchaser of the relevant Advance.

5.4 Repayment. The Hull Loan shall, to the extent advanced and subject to Clause 5.5, be repayable on the Payment Date.

5.5 Limited recourse to Purchaser. The Seller agrees hereby to limit its recourse against the Purchaser, in respect of the Purchaser's obligation and liability to repay the Hull Loan and accrued interest in respect thereof (except Default Interest) (for the purposes of this Clause 5, the "Purchaser's Liability") in the manner and subject to the terms and conditions set out in this Clause 5.5 and Clauses 6 and
     7.  If the Payment Date is:

(a) the Further Novation Date, the Purchaser's Liability shall be fully satisfied and discharged by the completion of the further novation of the Construction Contract by the Purchaser to the Replacement Purchaser in accordance with the provisions of Clause 8 of the Construction Novation Agreement;

(b) the Builders Refund Date, the Purchaser's Liability shall be repaid out of, and recoverable by the Seller only from and to the extent of, all amounts received or recovered (whether before or after arbitral award) by the Purchaser (or by the Indenture Trustee) from the Builders or the Refund Guarantor by way of refund or application of insurance proceeds under the provisions of the Construction Contract referred to in paragraphs (i) to (iv) of Clause 4.3(b);

(c) the Mortgagee Sale Date, the provisions of Clause 4.3(c) shall apply mutatis mutandis (with Purchaser's Liability construed as defined in this Clause 5.5);

(d) the Put Date, the provisions of Clause 4.3(d) shall apply mutatis mutandis (with Purchaser's Liability construed as defined in this Clause 5.5);

(e) the On-Sale Date, the provisions of Clause 4.3(e) shall apply mutatis mutandis (with Purchaser's Liability construed as defined in this Clause 5.5);

(f) the Total Loss Proceeds Date, the provisions of Clause 4.3(f) shall apply mutatis mutandis (with Purchaser's Liability construed as defined in this Clause 5.5).

6    COMMON PROVISIONS

6.1 Pro tanto satisfaction. If and to the extent that any amount in respect of which the Seller is entitled to have recourse against the Purchaser under the provisions of Clauses 4.3 and 5.5 is received by the Indenture Trustee and applied in accordance with the provisions of the Trust Indenture (as amended by the Supplemental Indenture), such application shall discharge in the same amount the aggregate Purchaser's Liability under those Clauses 4.3 and 5.5.

6.2 Limited recourse. Notwithstanding the provisions of Clauses 4 and 5, the Purchaser shall only be responsible to the Seller under this Agreement to the extent provided for in Article 6 of the Supplemental Indenture and those provisions are hereby incorporated into this Agreement to that extent and shall be read and take effect as one with the Agreement.

6.3 Commission. Any and all amounts received or recovered by or for the account of the Purchaser in respect of the sale, total loss, compulsory acquisition, transfer or other disposal of the Vessel shall if and to the extent that such amounts exceed the aggregate Purchaser's Liability under Clauses 4 and 5 (and subject to the terms of the Trust Indenture (as amended by the Supplemental Indenture)) be paid over to the Seller for its own account as a sales or claims handling commission.

7    INTEREST

7.1 Interest. Subject to the provisions of this Agreement, interest on the outstanding balance of the Hull Loan and the Equipment Purchase Price shall accrue from the date of the Effective Time until the date upon which the aggregate Purchaser's Liability under Clauses 4 and 5 is fully satisfied and discharged (or deemed to be so) in accordance with the provisions of those Clauses. Accrued interest shall become due and payable on the Payment Date and on a daily basis thereafter.

7.2 Normal rate of interest. The rate of interest on the Hull Loan and the Equipment Purchase Price shall be equal to the rate per annum applicable under the Notes (irrespective of the Seller's actual source of funding of the Hull Loan and the Equipment Purchase Price or any part thereof).

7.3 Default interest. If any amount to which the Seller is entitled to be paid under Clause 4.3 or 5.5 is actually received by the Purchaser it shall be paid over promptly to the Indenture Trustee or the Seller (as applicable) in or towards satisfaction of the Purchaser's obligation and liability to pay or repay the Equipment Purchase Price and the Hull Loan. If any such amount is actually received and not paid over within 2 New York banking days of written request by the Seller (or Indenture Trustee), interest on such amount shall accrue on a daily basis (both before and after judgement) from the date of such request at a rate per annum equal to 2% over the rate applicable under Clause
     7.2 and shall be payable by the Purchaser on demand (and such interest shall be compounded monthly if and to the extent unpaid). For the avoidance of doubt, Clause 6.2 shall apply to the Purchaser's liability arising under this Clause 7.3.

8    COMPENSATION AND WARRANTY RIGHTS

8.1 Assignment of Delay Compensation Rights and Warranty Rights. In acknowledgement of the Seller's commercial risk (as contractor under the SDDI Contract), including in respect of delay or defective condition of the Vessel, the Purchaser hereby assigns and agrees to assign to the Seller, at the cost and expense of the Seller, any Delay Compensation Rights and Warranty Rights which are vested or will vest in the Purchaser to the extent that they are assignable.

9    SALES AGENCY

9.1 Sales agency. The Seller is hereby appointed by the Purchaser as its sole and exclusive sales and marketing agent for the Vessel. Such agency shall commence at the Effective Time and terminate only upon the earliest of the following to occur (and shall otherwise be irrevocable):

(a)  delivery of a Put Option Notice pursuant to Clause 10;

(b) upon notice being given by the Purchaser to the Seller that it has delivered a Further Novation Notice pursuant to Clause 8.2 of the Construction Novation Agreement;

(c) termination of the sales agency by mutual agreement (with the prior written consent of the Construction Supervisor, the Financiers and the Surety);

9.2 Purpose. It is agreed that a purpose of the agency provisions in this Clause 9 is to secure and protect the rights and interest of the Seller in ensuring that the obligations and liabilities of the Purchaser relating to the Vessel (including the Equipment) are performed and discharged.

9.3 Agency terms. The Seller shall not be authorised to sell the Vessel or any part of it (to the extent that the Purchaser holds title to the Vessel or may acquire it pursuant to the Construction Contract and this Agreement) or to approve or execute on behalf of the Purchaser any document relating to the sale of the Vessel, but the Purchaser agrees that it shall, at the Seller's cost and expense and upon reasonable notice execute such agreement as may be requested by the Seller or the on-purchaser for the sale of the Vessel, provided that the same complies with the provisions of Clause 9.4 (and with the terms of the Trust Indenture).

9.4 Sale terms. Any sale arranged by the Seller pursuant to Clause 9.1 shall comply with the following conditions:

(a) the sale may be absolute or on conditional sale or hire purchase terms and the proceeds of such sale shall be applied as permitted by the Trust Indenture;

(b) the sale shall be made upon terms which do not expose the Purchaser to any liability which it would not have had but for the execution of the relevant sale documents (save for liability for breach of the warranty set out in this Clause 9.4(b)) and otherwise without any representation, recourse or warranty whatsoever to or on the part of the Purchaser, other than a warranty that the Purchaser shall pass such title to the Vessel as the Purchaser has acquired, free and clear of all Owner Liens;

(c) the sale shall be on an "as is, where is and with all faults" basis and governed by the laws of New York save that the Purchaser hereby undertakes upon any such sale to deliver and render to the on-purchaser all such documents required for the re-registration of title to the Vessel as the Seller shall furnish to the Purchaser for execution; and

(d) such other terms as the Seller may determine is its sole discretion not inconsistent with the terms set out in (a) to (c) above.

10   PUT OPTION

10.1 Put Option. The Seller hereby grants to the Purchaser an option (the "Put Option") to sell all of the Purchaser's interest in the Vessel to the Seller upon the terms set out in this Clause 10.

10.2 Exercise.   The Put Option shall be exercisable at any time after  the occurrence of any of the events specified in Clause 10.3 by the Purchaser delivering to the Seller a Put Option Notice specifying a date (the "Put Date") not less than 5 days (unless the Seller consents to a shorter period) and not more than 30 days after the date of such notice upon which the transfer of title under Clause 10.4 is to be effected. Such notice once given shall be irrevocable without the consent of the Seller. For the avoidance of doubt, the exercise or non-exercise of the Put Option shall, as between the Purchaser and the Seller, be entirely at the discretion of the Purchaser.

10.3 Option trigger events.  The events referred to in Clause 10.2 are:

(a) the Seller, as sales agent, notifies the Purchaser in writing that it is unwilling or unable to arrange a sale of the Vessel as contemplated by Clause 9; or

(b)  the occurrence of the Termination Date; or

(c) sale of the Vessel, as contemplated by Clause 9, does not occur by 30 June 2000; or

(d)  the   Construction  Supervisor  breaches,  or  fails  to  perform   or
     discharge, in any material respect its indemnity obligations under the Construction Supervisory Agreement;

(e)  the  failure of the Noteholders to provide the consent referred to  in
     Section 4.01 of the Supplemental Indenture; or

(f) an Indenture Event of Default under the Trust Indenture caused by or attributable to the Seller as the Issuer thereunder shall have been declared by the Indenture Trustee or the Note Holders and either (i) the Notes have been accelerated or (ii) the Indenture Event of Default has continued uncured and unwaived for a period of 60 days.

10.4 Transfer of title. A sale pursuant to the exercise of the Put Option shall be effected by transfer of title to the Vessel to the Seller on an "as is, where is and risk all faults" basis and otherwise without any representation, recourse or warranty whatsoever to or on the part of the Purchaser, other than a warranty that the Purchaser shall pass such title to the Vessel as the Purchaser has acquired, free and clear of all Owner Liens, provided that non-compliance with the requirement to pass title free of Owner Liens shall not affect the Purchaser's right to exercise the Put Option, subject only to whatever claims the Seller may have against the Purchaser by reason of such non-
     compliance. The Seller and the Purchaser shall execute all such documents as may be required to give effect to such sale and transfer, provided that the Purchaser's obligations in this regard shall be to execute and deliver only such documents and instruments as the Seller or the Indenture Trustee shall furnish to the Purchaser for signature and to do only such other things as the Seller or the Indenture
     Trustee shall direct as being necessary to accomplish such sale and transfer.

10.5 Option consideration. In consideration of the sale and transfer of the Vessel to the Seller in accordance with this Clause 10, the Seller shall, and shall be deemed hereby to (with effect from the completion of the sale and subject to the Purchaser's performance of its obligations under Clause 10.4), release the Purchaser from all its liabilities and obligations under this Agreement (including, without limitation, in respect of the Purchaser's Liability under Clauses 4 and 5), other than its warranty contemplated by Clause 10.4.

11   PAYMENTS

11.1 Payments. All payments to be made by the Purchaser to the Seller under this Agreement shall be made to the Collection Account (as defined in the Trust Indenture) in US dollars in immediately available funds and without set-off, counterclaim or deduction of any kind whatsoever, save for any withholding or other deduction which the Seller is required to make by applicable law.

12   MISCELLANEOUS

12.1 Counterparts. This Agreement may be executed in several counterparts and any single counterpart or set of counterparts signed, in either case, by all of the parties thereto shall be deemed to be an original, and all counterparts when taken together shall constitute one and the same instrument.

12.2 Amendments.   This Agreement may be amended only by an  instrument  in
     writing signed by all of the parties to this Agreement.

12.3 Waiver. Any waiver of any right, power or privilege by any party to this Agreement shall be in writing signed by such party. No failure or delay by any party hereto to exercise any right, power or privilege under this Agreement shall operate as a waiver of that right, power or privilege nor shall any single or partial exercise of that right, power or privilege preclude any further exercise of that right, power or privilege or of any other right, power or privilege. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.

12.4 Assignment. Except as contemplated by Clause 12.5 the Purchaser shall not be entitled to assign or transfer its obligations under this Agreement without the prior written consent of the Seller and the Indenture Trustee.

12.5 Collateral assignment. The Seller hereby consents to the collateral assignment by the Purchaser (or any assignee of the Purchaser permitted under Clause 12.4) in favour of the Indenture Trustee of all or part of the Purchaser's rights under or arising out of this Agreement.

13   NOTICES

13.1 Notices  etc.   Every  notice, request, demand or other  communication
     under this Agreement shall:

(a) be in the English language and in writing delivered personally or by prepaid first class airmail letter or fax (confirmed in the case of a fax by prepaid first class airmail letter sent within 24 hours of despatch but so that the non-receipt of such confirmation shall not affect in any way the validity of the fax in question);

(b) be deemed to have been received, in the case of a fax, when a confirmation by the recipient of receipt of such fax is despatched (provided that, in the case of a fax transmission, if the date of despatch is not a business day in the country of the addressee it shall be deemed to have been received at the opening of business on the next such working day in that country), and in the case of a letter, when delivered personally or if put in the post, when actually received;

(c)  be sent:

     (i)  to the Seller to:

               RBF Exploration Co.
               901 Threadneedle
               Houston
               Texas 77079-2902
               USA

               Fax:  (1) (281) 496 0285
               Attention: Project Director

     (ii) to the Purchaser to:

               BTM Capital Corporation125 Summer Street
               Boston, MA 02110

               Fax:
               Attention: Senior Vice President - Administration

     or in each case to such other person or address or fax number as one party may notify in writing to the other parties hereto.

14   GOVERNING LAW AND JURISDICTION

14.1 Law. This Agreement (including, but not limited to, its validity and enforceability) shall be governed by, and construed in accordance with, the laws of the State of New York other than conflict of law rules thereof that would require the application of the laws of a jurisdiction other than such State.

14.2 Jurisdiction. Any legal action or proceeding with respect to this Agreement may be brought in the Courts of the State of New York in New York County or of the United States of America for the Southern
     District of New York, and, by execution and delivery of this Agreement, each of the parties to this Agreement hereby accepts for itself and (to the extent permitted by law) in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid Courts. Each of the parties to this Agreement hereby irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions. This submission to jurisdiction is non-exclusive and does not preclude the parties from obtaining jurisdiction over the other parties in any Court otherwise having jurisdiction.

14.3 Non-petition  covenant.  The Purchaser hereby agrees  that  until  the
     368th day following payment in full of any and all Notes, the Purchaser will not institute, and will not join with others in instituting, any involuntary bankruptcy or analogous proceeding against the Seller under any bankruptcy, reorganisation, receivership or similar law, domestic or foreign, as now or hereafter in effect.

This Agreement has been executed by the parties to this Agreement on the date specified at the beginning of this Agreement.


Signed by                     )
                              )
for and on behalf of          )
RBF EXPLORATION CO.           )
in the presence of:           )



Signed by                     )
                              )
for and on behalf of          )
BTM CAPITAL CORPORATION       )
in the presence of:           )






                                 SCHEDULE

                         FORM OF PUT OPTION NOTICE


To:       RBF Exploration Co.

From:          BTM Capital Corporation



Date           [] 2000



Dear Sirs

re:  Equipment Sale and Funding Agreement dated [] January 2000 (the
"Agreement")

1.   We refer to the Agreement.

2.   This Notice is the Put Option Notice and we hereby exercise our option
contained in   clause 10 of the Agreement.

3. The Put Date shall be [] (or such other date within the period from [] to [] as we may mutually agree).

4.   This Notice shall be governed by and construed in accordance with New
York law.

Yours faithfully




______________________________
for and on behalf of
BTM CAPITAL CORPORATION